SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                           FORM 8-K/A


  AMENDMENT NO. 1 TO CURRENT REPORT ON FORM 8-K Filed with the
    Securities and Exchange Commission on November 14, 1994.


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934


Date of Report (Date of earliest event reported) November 1, 1994


                       SPARTECH CORPORATION
     (Exact name of registrant as specified in its charter)


           DELAWARE                 1-5911          43-0761773
(State or other jurisdiction     (Commission      (IRS Employer
     of incorporation)           File Number)   Identification No.)


 7733 Forsyth Boulevard, Suite 1450, Clayton, Missouri     63105
        (Address of principal executive offices)        (Zip Code)



Registrant's telephone number, including area code:(314) 721-4242

                      SPARTECH CORPORATION


                           FORM 8-K/A



                         AMENDMENT NO. 1

     This amendment to Form 8-K, filed with the Securities and Exchange Commission on November 14, 1994, is submitted to file certain financial statements and Pro forma financial statements concerning Spartech Corporation's November 1, 1994 acquisition of Pawnee Industries, Inc's ("Pawnee") Extrusion and Color Divisions.

Item 7.  Financial Statements and Exhibits

     (a)  Financial Statements of Business Acquired.

          (i)  The Extrusion and Color Divisions of Pawnee
               Industries, Inc. audited balance sheet as of September 30, 1994, and the related consolidated statements of operations, equity and cash flows for the year then ended.

     (b)  Pro Forma Financial Information.

          (i) Spartech Corporation Pro forma consolidated balance sheet as of October 29, 1994 and Pro forma consolidated statement of operations for the fiscal year ending October 29, 1994.


























                               (2)
                           SIGNATURES


     Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         SPARTECH CORPORATION



Date   01/13/95                    By /s/ David B. Mueller
                                      David B. Mueller
                                      Vice President of Finance and
                                      Chief Financial Officer









































                               (3)












                EXTRUSION AND COLOR DIVISIONS OF
                     PAWNEE INDUSTRIES, INC.

                CONSOLIDATED FINANCIAL STATEMENTS
                    AS OF SEPTEMBER 30, 1994
                 TOGETHER WITH AUDITORS' REPORT





            REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Extrusion and Color Divisions of
Pawnee Industries, Inc.:

We have audited the accompanying consolidated balance sheet of the Extrusion and Color Divisions of Pawnee Industries, Inc., as of September 30, 1994, and the related consolidated statements of operations, equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Extrusion and Color Divisions of Pawnee Industries, Inc. as of September 30, 1994, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



                                     Arthur Andersen LLP


St. Louis, Missouri
  December 20, 1994

                EXTRUSION AND COLOR DIVISIONS OF

                     PAWNEE INDUSTRIES, INC.


         CONSOLIDATED BALANCE SHEET - SEPTEMBER 30, 1994



                             ASSETS

CURRENT ASSETS:
  Cash                                              $      2,676
  Accounts receivable, less allowance
   for doubtful accounts of $104,596                   6,689,514
  Inventories                                          3,203,165
  Notes receivable                                        66,653
  Prepaid expenses                                        61,476

     Total current assets                             10,023,484


PROPERTY, PLANT AND EQUIPMENT:
  Land                                                   188,467
  Buildings and improvements                           1,856,916
  Machinery and equipment                             15,470,499
  Transportation equipment                               120,536
  Furniture and fixtures                                 390,695
                                                      18,027,113

  Less - Accumulated depreciation                    (11,537,469)


                                                       6,489,644

OTHER ASSETS                                              17,621

     Total assets                                   $ 16,530,749



                     LIABILITIES AND EQUITY

CURRENT LIABILITIES:
  Accounts payable                                  $  6,126,896
  Accrued liabilities                                    723,630

     Total current liabilities                         6,850,526

INVESTMENT BY PAWNEE INDUSTRIES, INC.                  9,680,223

     Total liabilities and equity                   $ 16,530,749



           The accompanying notes are an integral part of this financial statement.





                EXTRUSION AND COLOR DIVISIONS OF

                     PAWNEE INDUSTRIES, INC.


              CONSOLIDATED STATEMENT OF OPERATIONS

              FOR THE YEAR ENDED SEPTEMBER 30, 1994



NET SALES                                           $ 59,163,821

COST OF SALES                                         52,760,840

     Gross profit                                      6,402,981

OPERATING EXPENSES:
  Warehouse                                            1,311,971
  Shipping                                             1,975,456
  Selling                                              1,606,728
  General and administrative                           1,498,317
  Other                                                1,253,167

                                                       7,645,639

     Operating loss                                   (1,242,658)


INTEREST INCOME/(EXPENSE):
  Interest income                                         41,117
  Interest expense                                      (818,927)

                                                        (777,810)

PROVISION FOR INCOME TAXES                                     0

     Net loss                                       $ (2,020,468)





           The accompanying notes are an integral part of this financial statement.









                EXTRUSION AND COLOR DIVISIONS OF

                     PAWNEE INDUSTRIES, INC.


                CONSOLIDATED STATEMENT OF EQUITY

              FOR THE YEAR ENDED SEPTEMBER 30, 1994



INVESTMENT BY PAWNEE INDUSTRIES, INC.,
    September 30, 1993                              $ 10,228,035

  Net Loss                                            (2,020,468)

  Advance from Pawnee Industries, Inc.                 1,472,656

INVESTMENT BY PAWNEE INDUSTRIES, INC.,
    September 30, 1994                              $  9,680,223





           The accompanying notes are an integral part of this financial statement.



                EXTRUSION AND COLOR DIVISIONS OF

                     PAWNEE INDUSTRIES, INC.


              CONSOLIDATED STATEMENT OF CASH FLOWS

              FOR THE YEAR ENDED SEPTEMBER 30, 1994



CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                          $ (2,020,468)
  Adjustments to reconcile net loss
   to net cash used in operating activities-
     Depreciation                                      1,498,735
     Change in assets and liabilities-
        Accounts receivable                             (369,440)
        Inventory                                      2,163,611
        Current assets                                  (120,010)
        Accounts payable                              (2,172,706)
        Accrued liabilities                              (22,258)

          Net cash used in operating activities       (1,042,536)


CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                  (722,495)
  Retirement of assets, net                              292,271

          Net cash used in investing activities         (430,224)


CASH FLOWS FROM FINANCING ACTIVITIES:
  Advances from Pawnee                                 1,472,656

          Net increase (decrease) in cash                   (104)


CASH, beginning of year                                    2,780

CASH, end of year                                   $      2,676




           The accompanying notes are an integral part
                  of this financial statement.
EXTRUSION AND COLOR DIVISIONS OF

                     PAWNEE INDUSTRIES, INC.


           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       SEPTEMBER 30, 1994



1.   BASIS OF PRESENTATION AND ORGANIZATION:

Basis of Presentation

The accompanying consolidated financial statements include the Extrusion and Color Divisions of Pawnee Industries, Inc. (the Company). Because the Company's operations were substantially conducted through divisions of Pawnee Industries, Inc. (Pawnee), the Company had no separately identifiable equity other than an amount equal to its net assets captioned as "Investment by Pawnee Industries, Inc." All significant intercompany balances and transactions have been eliminated in consolidation.

Organization

The Company's Extrusion Division manufactures and sells extruded rigid plastic sheet and rollstock produced from various plastic resins. The Company's Color Division formulates, manufactures and sells color compounds, concentrates and additives used in the manufacture of plastics products. The Company's products are sold primarily to manufacturers for applications in the recreation, transportation, and other consumer product industries. These customers are located throughout the United States with concentrations of customers in Texas, Kansas, Ohio, and surrounding states in those areas.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Inventories

Inventories are stated at the lower of last-in, first-out (LIFO) cost or net realizable value.

Property, Plant and Equipment

Depreciation is provided using the straight-line method over the estimated useful lives of the assets.

Revenue Recognition

The Company manufactures products for specific customer orders and for standard stock inventory. Revenues are recognized and billings are rendered as the product is shipped to the customer.

Research and Development

The cost of research and product development is charged to expense as incurred. Such costs have not been significant.
Corporate Allocations

Pawnee allocated corporate costs to each division based upon the individual division's gross revenues. These costs are considered appropriate for each division and in the opinion of management, the method of allocation is reasonable.

Income Taxes

Pawnee is in a net operating loss position and no tax benefit was allocated to the divisions.

3. INVENTORIES:

Inventories at September 30, 1994, consist of the following:

     Raw material and purchased parts                $ 3,889,776
     Work in process and finished goods                  608,672
     Supplies                                            123,203

                                                       4,621,651

     Reserve for LIFO                                 (1,418,486)

          Total inventories                          $ 3,203,165

4. LONG-TERM DEBT:

The Company did not receive debt allocations from Pawnee, however, interest expense is allocated based upon the average investment by Pawnee multiplied by the average interest rate on Pawnee's debt.

5. LEASE COMMITMENTS:

The Company leases certain buildings, vehicles and equipment. Net rental expense pursuant to all operating leases for the year ended September 30, 1994, was $238,832.

The aggregate minimum annual rental payments for noncancelable operating leases as of September 30, 1994, are as follows: 1995-
$100,709; 1996-$3,605; 1997-$672; 1998-$672; and 1999-$672.

6. EMPLOYEE BENEFIT PLANS:

Pawnee has a 401(k) thrift plan which covers substantially all officers and employees of the Company. Provisions of the plan allow the Company to contribute up to 4% of the employee's actual monthly compensation. The amount provided for contributions for the year ended September 30, 1994 was $142,486.

7. SUBSEQUENT EVENT:

On November 1, 1994, Spartech Corporation acquired the Company. The purchase included the Extrusion Divisions, located in Wichita, Kansas and Paulding, Ohio, along with the Color Division, located in Goddard, Kansas. The purchase price for the Company's net assets, exclusive of working capital purchased, totaled $15,000,000, subject to post-closing adjustments. In addition, Spartech Corporation paid approximately $11,000,000 for working capital assets (inventory and receivables).












                      SPARTECH CORPORATION
                 PRO FORMA FINANCIAL STATEMENTS

                      SPARTECH CORPORATION

                 PRO FORMA FINANCIAL STATEMENTS



     On November 1, 1994, Spartech Corporation (the "Company") completed the acquisition of Pawnee Industries, Inc.'s ("Pawnee")
Extrusion and Color Divisions.

     The following statements represent the unaudited Pro forma consolidated condensed balance sheet as of October 29, 1994 and the unaudited Pro forma consolidated condensed statement of operations for the fiscal year ended October 29, 1994. The Pro forma consolidated condensed balance sheet was prepared under the assumption that the acquisition occurred on October 29, 1994, while the Pro forma consolidated condensed statement of operations assume that the acquisition occurred at the beginning of the period presented.

                             SPARTECH CORPORATION
                PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                               OCTOBER 29, 1994
        (Unaudited and dollars in thousands, except per share amounts)
                                                         Pawnee
                                                       Extrusion &
                                          Spartech       Color
                                         Corporation   Divisions     Pro Forma   Consolidated
                                        (Historical)  (Historical)  Adjustments    Pro Forma
                   ASSETS

Current Assets
  Cash                                    $  1,752      $      -     $      -      $  1,752
  Accounts and notes receivable, net        40,493         6,756            -        47,249
  Inventories                               22,936         3,081        1,418 B      26,635
                                                                         (800)A

  Prepayments and other                      1,112           161            -         1,273

    Total current assets                    66,293         9,998          618        76,909

Property, plant & equipment                 70,429        17,233       (5,148)       82,514
  Accumulated depreciation                 (23,773)      (10,952)      10,952       (23,773)
    Property, plant & equipment, net        46,656         6,281        5,804 A      58,741

Goodwill                                    21,044             -        3,400 A      24,444

Other assets                                 1,727             -            -         1,727

                                          $135,720      $ 16,279     $  9,822      $161,821

     LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
  Current maturities of long-term debt    $  2,750      $      -            -      $  2,750
  Accounts payable                          28,403         6,028       (6,028)C      28,403
  Accrued liabilities                        8,789           926          300 A      10,015

    Total current liabilities               39,942         6,954       (5,728)       41,168

Senior long-term debt, less current
   maturities                               26,285             -       24,875 A      51,160

9% Convertible subordinated debentures      10,134             -            -        10,134

Other liabilities                            1,126             -            -         1,126

    Total long-term liabilities             37,545             -       24,875        62,420

Shareholders' equity
  6% Cumulative convertible preferred stock,
     776,700 shares issued and outstanding
     ($50 per share liquidation value)         777             -            -           777
  Common stock, 8,629,947 shares issued      6,472             -            -         6,472
  Contributed capital                       74,438             -            -        74,438
  Retained deficit                         (23,449)        9,325       (9,325)A     (23,449)

  Treasury stock, at cost, 1,324 shares         (5)            -            -            (5)

    Total shareholders' equity              58,233         9,325       (9,325)       58,233

                                          $135,720      $ 16,279     $  9,822      $161,821

The accompanying notes are an integral part of the pro forma consolidated condensed financial statement.

  A- See the accompanying notes to the pro forma consolidated condensed financial statements - Basis of Presentation
  B- Amount represents LIFO inventory reserve recorded by Pawnee.  The amount is added back into inventory since Spartech values its inventory at the lower of cost (first-in, first-out) or market.
  C- Pawnee's accounts payable were not assumed by Spartech.
                          SPARTECH CORPORATION

<CAPTIONS>
        PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
               FOR THE FISCAL YEAR ENDED OCTOBER 29, 1994
     (Unaudited and dollars in thousands, except per share amounts)
                                               Pawnee
                                              Extrusion &
                                 Spartech       Color
                                Corporation   Divisions    Pro Forma    Consolidated
                               (Historical)  (Historical)  Adjustments     Pro Forma

Revenues                         $256,593     $ 61,565             -       $318,158

Costs and expenses

  Costs of sales                  216,417       56,463        (1,220)A      270,560
                                                                (900)B
                                                                (200)C

  Selling and administrative       19,344        4,305        (1,450)D       22,336
                                                                 137 E

  Depreciation and amortization     4,422        1,697          (797)F        5,407
                                                                  85 F

                                  240,183       62,465        (4,345)       298,303

Operating earnings                 16,410         (900)        4,345         19,855

Interest                            3,125            -         1,600 G        4,725

Earnings before income taxes       13,285         (900)        2,745         15,130

Provision for income taxes          2,450            -           350 H        2,800

Net earnings                       10,835         (900)        2,395         12,330

Preferred stock accretion          (2,133)           -             -         (2,133)

Net earnings applicable to
  common shares                  $  8,702     $   (900)     $  2,395       $ 10,197

Net earnings per common share:
  Primary                        $   0.97                                  $   1.14

  Fully diluted                  $   0.46                                  $   0.53

Weighted average shares
 outstanding:
  Primary                       8,985,000                                 8,985,000

  Fully diluted                23,434,000                                23,434,000

The accompanying notes are an integral part of the pro forma consolidated condensed financial statement.

  A- See the accompanying notes to the pro forma consolidated condensed financial statements - Cost of Sales
  B- Spartech has estimated that it will receive material cost savings of approximately $900 due to Spartech's substantial buying power of plastic resins used in the manufacture of rigid sheet and rollstock.
  C- Subsequent to the acquisition, Spartech has merged and/or eliminated production functions, saving the Company approximately $200 in salary and fringes.
  D- See the accompanying notes to the pro forma consolidated condensed financial statements - Centralized Corporate Office
  E- See the accompanying notes to the pro forma consolidated condensed financial statements - Fixed Asset Sale
  F- See the accompanying notes to the pro forma consolidated condensed financial statements - Depreciation and Amortization
  G- See the accompanying notes to the pro forma consolidated condensed financial statements - Interest Expense
  H- See the accompanying notes to the pro forma consolidated condensed financial statements - Income Taxes

                      SPARTECH CORPORATION
 NOTES TO PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
              (Unaudited and dollars in thousands)


Basis of Presentation

     Spartech Corporation's (the "Company") historical amounts shown for the consolidated condensed balance sheet as of October 29, 1994 and for the consolidated condensed statement of operations for the fiscal year ended October 29, 1994 represent its audited results for that period. Pawnee's Extrusion and Color Divisions' historical amounts shown for the consolidated condensed balance sheet as of October 29, 1994 and for the consolidated condensed statement of operations for the fiscal year ended October 29, 1994 represent its unaudited results for those periods.

     The acquired assets of Pawnee's Extrusion and Color Divisions have been recorded at their estimated fair market values or net realizable values with the excess purchase price over the fair market values and net realizable values recorded as goodwill. The purchase price for Pawnee's assets totaled approximately $26 million (subject to post-closing adjustments), approximately $11 million of which represented the purchase of working capital assets, accounts receivable and inventory. Approximately $24,875 of this purchase price was paid in cash, while the remaining balance represented primarily employee related liabilities assumed by Spartech of approximately $926 and accrued transaction costs estimated to be $300. The cash portion of the purchase price was financed through the Company's amended credit arrangement with Chemical Bank and was recorded as a Pro forma adjustment to the consolidated condensed balance sheet as senior long-term debt. Pawnee's equity has been eliminated through a Pro forma adjustment since the acquisition was an asset purchase.

Cost of Sales

     Pawnee's historical financial statements included an obsolete inventory adjustment of $1,220 during the fiscal year ended October 29, 1994. Spartech has adjusted Pawnee's inventory value to its net realizable value and does not anticipate such adjustments in the future.

Centralized Corporate Office

     Prior to the acquisition, Pawnee maintained a centralized corporate office designed to fully support its operations. Subsequent to acquisition, the Company merged or eliminated several of the office functions, thereby reducing salary and overhead expenses. The pro forma consolidated condensed statement of operations for the fiscal year ended October 29, 1994 reflects reductions in selling and administrative expenses related to these items of $1,450.
     SPARTECH CORPORATION
 NOTES TO PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
              (Unaudited and dollars in thousands)


Fixed Asset Sale

     The pro forma consolidated condensed statement of operations for the fiscal year ended October 29, 1994 reflects the elimination of the gain recorded by Pawnee during fiscal year 1994 on the sale of fixed assets of $137.

Depreciation and Amortization

     The pro forma consolidated condensed statement of operations for the fiscal year ended October 29, 1994 reflects a decrease of approximately $797 (over historical amounts recorded) in deprec-iation resulting from the write-down of property, plant and equip-ment to its estimated fair market value. The statements also include additional amortization expense of $85 incurred from the Goodwill purchased with this acquisition.

Interest Expense

     The pro forma consolidated condensed statement of operations for the fiscal year ended October 29, 1994 reflects additional interest expense of $1,600 related to the debt incurred to finance the acquisition. The Company's average borrowing rate was approximately 6.5% during fiscal 1994.

Income Taxes

     Income taxes have been provided on the incremental increase in income at a rate of approximately 18.5%, which represents the rate incurred by the Company for the fiscal year ended October 29, 1994.